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                    TEMPORARY CERTIFICATE - EXCHANGEABLE FOR
            DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY.

                                [Celanese Logo]

[NUMBER CERTIFICATE GRAPHIC]                        [SHARES CERTIFICATE GRAPHIC]
                                          WKN 575 300 ISIN Nr./No. DE 0005753008
                                          CINS Nr./No. D1497A 101

                                  CELANESE AG
                              Deutschland/Germany

ist mit
is the owner of



voll eingezahlten, nicht nachschusspflichtigen, AUF DEN NAMEN LAUTENDEN STUECKAKTIE(N) an der Celanese AG, Deutschland, nach Massgabe ihrer Satzung in der jeweiligen Fassung, die bei der Gesellschaft erhaeltlich ist, als Aktionaer beteiligt.
Die Stuecknummer(n) der in dieser Urkunde verbrieften Aktie(n) ergibt/ergeben sich aus dem Aktienbuch.
Erwerber dieser Aktie(n) werden auf


Antrag im Aktienbuch eingetragen, sofern diese Urkunde entweder ordnungsgemaess indossiert oder zusammen mit einer unterschriebenen Abtretungserklaerung vorgelegt wird.
Die in dieser Urkunde verbriefte(n) Aktie(n) kann/koennen bei der
REGISTRAR SERVICES GMBH, Frankfurt am Main und in den Vereinigten Staaten von Amerika bei der CHASEMELLON SHAREHOLDER SERVICES, L.L.C., New Jersey umgeschrieben werden.


fully paid and non-assessable NO PAR VALUE REGISTERED SHARE(S) of Celanese AG, Germany, pursuant to the terms of its Articles of Association and amendments thereto (copies of which are on file with the US Transfer Agent).
The number(s) identifying the share(s) represented by this certificate is/are noted in the share register.

A transfer of the share(s) represented by this certificate will be registered in the share register upon application and surrender of this certificate properly endorsed or accompanied by a duly executed form of assignment.

The share(s) represented by this certificate is/are transferable at the REGISTRAR SERVICES GmbH, Frankfurt am Main and in the United States of America at the offices of CHASEMELLON SHAREHOLDER SERVICES, L.L.C., New Jersey.



      Datum/Date

Vorstand/Board of Management



Vorstand/Board of Management



Aufsichtsrat/Supervisory Board



     COUNTERSIGNED AND REGISTERED;
     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.



                                        TRANSFER AGENT
                                        AND REGISTRAR



BY


                                        AUTHORIZED SIGNATURE

                      Kontrollunterschrift/Control Signature



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TRANSFERS IN THE UNITED STATES OF AMERICA
UEBERTRAGUNGEN IN DEN VEREINIGTEN STAATEN VON AMERIKA


The following form of endorsement is intended for share transfers in the United States of America and may be used in other jurisdictions where accepted as a valid endorsement.


Das folgende Indossament ist fuer die Uebertragung von Aktien in den Vereinigten Staaten von Amerika bestimmt. Es kann in anderen Staaten verwendet werden, die es als wirksames Indossament anerkennen.


For value received, the undersigned hereby sells, assigns and transfers unto

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(Please print or typewrite name, occupation and address including postal/zip code of assignee)

Please insert social security number, tax identification number or other identification number of assignee

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______________________________ no par value registered shares represented by the within Certificate and does hereby irrevocably constitute and appoint


______________________________ Attorney to transfer the said shares on the share register of Celanese AG with full power of substitution in the premises.

Date                       Signature
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Notice: The signature to this assignment must correspond with the name written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever. The signature must be guaranteed by an Eligible Guarantor Institution such as a commercial bank, trust company, securities broker/dealer, credit union or a savings association participating in a Medallion program approved by the Securities Transfer Association, Inc.


Uebertragung in der Bundesrepublik Deutschland
Transfers in the Federal Republic of Germany



Uebertragung aller in dieser Urkunde verbrieften Aktien
Transfer of all shares represented by this certificate



Das folgende Indossament ist fuer die Uebertragung der Aktien in der Bundesrepublik Deutschland bestimmt, wenn saemtliche umseitig genannten Aktien uebertragen werden. Es kann ausser in den Vereinigten Staaten von Amerika in anderen Staaten verwendet werden, die es als wirksames Indossament anerkennen.



The following form of endorsement is intended for share transfers in the Federal Republic of Germany if all the shares stated on the face hereof are transferred. It may be used in other jurisdictions, other than the United States of America, where accepted as a valid endorsement.



Ich/wir uebertrage(n) saemtliche in dieser Urkunde verbrieften, auf den Namen lautenden Stueckaktien der Celanese AG auf


Name
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Adresse
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Beruf
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Datum
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Unterschrift
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Uebertragung von weniger als der Gesamtzahl der in dieser Urkunde verbrieften
Aktien



Transfer of less than all of the shares represented by this certificate



Die nachfolgende Erklaerung is zusaetzlich zur Vorlage der Abtretungserklaerung abzugeben, wenn ein Aktionaer ausserhalb der Vereinigten Staaten von Amerika weniger als die umseitig genannten Aktien uebertragen hat.


The following statement must be provided in addition to presenting the form of assignment if a shareholder has effected a transfer outside the United States of America of less than all of the shares stated on the face hereof.


Ich/wir zeige(n) hiermit an, _______________________ Stueck auf den Namen lautende Stueckaktien der Celanese AG an


Name
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Adresse
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Beruf
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(nachfolgende "Zessionar(e)" abgetreten zu haben und beantrage(n), auf den/die
Namen des Zessionars/der Zessionare eine Aktienurkunde ueber die genannte Anzahl abgetretener Aktien sowie eine weitere Aktienurkunde auf meinen/unseren Namen ueber die weiterhin von mir/uns gehaltenen auf den Namen lautenden Stueckaktien der Celanese AG auszustellen. Beide Aktienurkunden sollen mir/uns persoenlich uebergeben oder an folgende Anschrift (auch bei Personenmehrheit nur eine Anschrift angeben) uebersandt werden:


Datum
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Unterschrift
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